press release        corescientific.com

Core Scientific Announces
September 2024 Production and Operations Updates
Earned 345 Self-Mined Bitcoin in September for a Total of 5,621 Bitcoin Year-to-Date and 1,115 in the Third Quarter; Clients Earned an Estimated 66 Bitcoin at Our Data Centers in September
AUSTIN, Texas, September 7, 2024 – Core Scientific, Inc. (Nasdaq: CORZ) ("Core Scientific" or “the Company”), a leader in digital infrastructure for bitcoin mining and high-performance computing, today released unaudited production and operations updates for September 2024.
"Our outstanding team continues to advance our customer-funded project to modify certain of our data centers to deliver nearly 400 megawatts of digital infrastructure for high-performance computing,” said Adam Sullivan, Core Scientific’s Chief Executive Officer. “In September, we completed the migration of all ASIC miners from two of our bitcoin mining data centers designated for HPC conversion. Our team is now diligently removing the associated cabling, power distribution units, racks and other mining infrastructure to facilitate this transformation.”
“Supporting our HPC expansion, we have commenced work on the sub-station at our Muskogee, OK site, where we plan to construct a state-of-the-art, 100-megawatt data center. Additionally, we are on schedule to finalize the 100-megawatt expansion of our Pecos, TX bitcoin mining data center. We remain committed to delivering powered infrastructure equipped with advanced liquid cooling systems, specifically optimized for AI GPU cloud workloads, for our HPC customer beginning in the first half of 2025. As we execute on our current projects, we are also focused on expanding our infrastructure portfolio to drive long-term growth and enhance shareholder value,” added Mr. Sullivan.
Key Metrics Summary (unaudited)
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Core Scientific, Inc. September ‘24 Update - 2

Metric	September 2024	August 2024	July 2024	Third Qtr. 2024
Self-Mining Bitcoin Earned[1]	345	358	411	1,115
Hosting Bitcoin Earned by Customers[2]	66	90	110	266
Average Self-Mined Bitcoin Earned/Day	11.5	11.6	13.3	12.1
Self-Mining Energized Hash rate[3]	20.4	20.5	20.1	-
Hosting Energized Hash rate[4]	3.0	4.9	5.2	-
Total Energized Hash rate	23.4	25.4	25.3	-
Bitcoin Sold[5]	370	375	401	1,146
Bitcoin Sales Proceeds ($USD)	Appx. $22.2 million	Appx. $22.5 million	Appx. $25.2 million	Appx. $69.8 million
Average Self-Mining Fleet Efficiency (J/TH)[6]	24.5	24.8	24.7	-
1 Self-Mining Bitcoin Earned represents bitcoin rewards earned by bitcoin miners owned and operated by Core Scientific
2 Hosting Bitcoin Earned by Customers represents estimated bitcoin rewards earned by customer-owned miners installed and operated by Core Scientific in our data centers, including bitcoin rewards earned by customers and paid to the Company pursuant to proceeds sharing agreements
3 Self-Mining Energized Hash Rate represents the total rated capacity of all Company-owned bitcoin miners installed and operating in Core Scientific’s data centers. Includes previous generation miners removed to accommodate new miners and then re-deployed opportunistically to exploit favorable mining economics.
4 Hosting Energized Hash Rate represents the total rated capacity of all hosted bitcoin miners owned by customers, installed and operated by Core Scientific in our data centers
5 Bitcoin Sold represents all bitcoin sold by the Company during the period, including self-mined and proceeds sharing rewards.
6 Average Self-Mining Fleet Efficiency (J/TH) represents the weighted average power consumption in Joules per terahash based on the actual efficiency of each model of miner operating in Core Scientific’s owned self-mining fleet˙
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Core Scientific, Inc. September ‘24 Update - 3

Data Centers
As of month-end, the Company operated approximately 198,000 bitcoin miners for both self-mining and hosting in our data centers, representing a total energized hash rate of 23.4 EH/s.
Digital Asset Self-Mining
Core Scientific earned 345 bitcoin in September from its owned fleet of miners. As of month end, the Company operated approximately 175,000 owned bitcoin miners, representing approximately 89% of the bitcoin miners operating in its data centers and a total energized hash rate of 20.4 EH/s.
Hosting Services for Bitcoin Mining
In addition to its self-mining fleet, Core Scientific provided data center hosting services, technology and operating support for approximately 22,000 hosted, customer-owned bitcoin miners, representing approximately 11% of the bitcoin miners operating in the Company’s data centers as of September 30, 2024. Customer-owned bitcoin miners earned an estimated 66 bitcoin in September, including bitcoin rewards paid to the Company pursuant to proceeds sharing agreements.
Grid Support
The Company reduced the consumption of power at its data centers on multiple occasions, delivering 45,262 megawatt hours to local electrical grids. The most frequent causes of power consumption reductions in September related to economic curtailments, over-temperature events and load response.
Infrastructure Expansion
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Core Scientific, Inc. September ‘24 Update - 4
Core Scientific resumed work on a substation in Muskogee, OK in September to support a 100MW data center planned for construction on the site.

ABOUT CORE SCIENTIFIC
Core Scientific, Inc. (“Core Scientific” or the “Company”) is a leader in digital infrastructure for bitcoin mining and high-performance computing. We operate dedicated, purpose-built facilities for digital asset mining and are a premier provider of digital infrastructure, software solutions and services to our third-party customers. We employ our own large fleet of computers (“miners”) to earn digital assets for our own account, provide hosting services for large bitcoin mining customers and are allocating a significant portion of our eight operational data centers in Georgia (2), Kentucky (1), North Carolina (1), North Dakota (1) and Texas (3) to support Artificial Intelligence-related workloads under a series of contracts that entail their modification to deliver hosting services for high-performance computing. We derive the majority of our revenue from earning bitcoin for our own account (“self-mining”). To learn more, visit www.corescientific.com.
FORWARD LOOKING STATEMENTS AND EXPLANATORY NOTES
This press release contains “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including but not limited to, statements regarding projections, estimates and forecasts of revenue and other financial and performance metrics, projections of market opportunity and expectations, the Company’s ability to scale and grow its businesses, implement its business strategy, source necessary electrical energy, the advantages and expected growth of the Company and the Company’s ability to source and retain talent. You can identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. These statements may include words such as “aim,” “estimate,” “plan,” “project,” “forecast,” “goal,” “intend,” “will,” “expect,” “anticipate,” “believe,” “seek,” “target” or other similar expressions that predict or indicate future events or trends or
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Core Scientific, Inc. September ‘24 Update - 5
that are not statements of historical matters. All forward looking statements are subject to risks and uncertainties that may cause actual results to differ materially, including: our ability to earn digital assets profitably and to attract customers for our current and future expected hosting infrastructure; our ability to maintain our competitive position in our businesses; our ability to raise additional capital to continue our expansion efforts or other operations; our need for significant electric power and the limited availability of power resources; the potential failure in our critical systems, facilities or services we provide; the physical risks and regulatory changes relating to climate change; potential significant changes to the method of validating blockchain transactions; our vulnerability to physical security breaches, which could disrupt our operations; a potential slowdown in market and economic conditions, particularly those impacting artificial intelligence, high value computing, the blockchain industry and the blockchain hosting market; the identification of material weaknesses in our internal control over financial reporting; price volatility of digital assets and bitcoin in particular; the “halving” and other reduction of rewards available on the Bitcoin network, affecting our ability to generate revenue; the potential that insufficient awards from digital asset mining could disincentivize transaction processors from expending processing power on a particular network, which could negatively impact the utility of the network and further reduce the value of its digital assets; potential changes in the interpretive positions of the SEC or its staff with respect to digital asset mining firms; the increasing likelihood that U.S. federal and state legislatures and regulatory agencies will enact laws and regulations to regulate digital assets and digital asset intermediaries; increasing scrutiny and changing expectations with respect to our ESG policies; the effectiveness of our compliance and risk management methods; the adequacy of our sources of recovery if the digital assets held by us are lost, stolen or destroyed due to third-party digital asset services;; and our level of indebtedness and our current liquidity constraints affecting our financial condition and ability to service our indebtedness. Any such forward-looking statements represent management’s estimates and beliefs as of the date of this press release. While we may
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Core Scientific, Inc. September ‘24 Update - 6
elect to update such forward-looking statements at some point in the future, we disclaim any obligation to do so, even if subsequent events cause our views to change.
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